UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

FRONTIER BEVERAGE COMPANY, INC.

 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:

(4) Date filed:

FRONTIER BEVERAGE COMPANY, INC.

 c/o Paul Law Group, LLP

902 Broadway, 6th Floor

 New York, NY 10010

(646) 278-9955

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of Frontier Beverage Company, Inc.:

The purpose of this letter and the enclosed Information Statement is to inform you that shareholders holding a majority of the voting power of the common stock of Frontier Beverage Company, Inc. have executed a written consent in lieu of a meeting to approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock we may issue from 100,000,000 shares to 500,000,000 shares.

Our board of directors has authorized the amendment and shareholders holding a majority of the voting power of our common stock have executed a written consent approving the amendment. The consent we have received constitutes the only shareholder approval required under Nevada corporate law and our articles of incorporation and bylaws, as presently in effect.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, although the amendment has been filed, no corporate action will be taken with respect to the amendment before August 8, 2013, which is approximately 21 calendar days after July 17, 2013, the date we expect that the Information Statement will be first mailed to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of the voting power of our common stock approving the amendment satisfies all applicable shareholder voting requirements, we are not asking you for a Proxy; please do not send us one. We are furnishing this Information Statement to you solely to inform you of the approval of the amendment by the holders of the voting power of our common stock. No action is required by you.

The Information Statement is for information purposes only - Please read it carefully.

July 16, 2013	By Order of the Board of Directors, /s/ Ruben Yakubov Ruben Yakubov President

FRONTIER BEVERAGE COMPANY, INC.

 c/o Paul Law Group, LLP

902 Broadway, 6th Floor

 New York, NY 10010

(646) 278-9955

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

 YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement is expected to be mailed on or about July 17, 2013, to the shareholders of record of Frontier Beverage Company, Inc., a Nevada corporation (the “Company”), at the close of business on July 10, 2013 (the “Record Date”).  This Information Statement is being sent to you for information purposes only.  No action is requested or required on your part.

This Information Statement is being circulated to the stockholders of the Company in connection with the taking of corporate action without a meeting upon the written consent of the holders of a majority of the outstanding voting securities of the Company and is being furnished to holders of record of the common stock of the Company in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C under the Exchange Act. This information statement is intended to inform all stockholders of the approval of an amendment of the Company’s articles of incorporation to increase its authorized capital stock to 500 million shares of common stock from 100 million shares of common stock previously, par value $0.001 (“Common Stock”).  A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing you of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to the Company at c/o Paul Law Group, LLP, 902 Broadway, 6th Floor, New York, NY 10010, telephone contact number, 646-278-9953.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our articles of incorporation and the adoption of the Certificate of Amendment.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 18,871,000 shares were issued and outstanding and 100,000,000 shares of Preferred Stock authorized of which no shares are outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders.

CONSENTING SHAREHOLDERS

The approval of the increase of the number of authorized shares of the Company requires the consent of the holders of a majority of the voting power of the Common Stock entitled to vote. Section 78.320 of the Nevada Revised Statutes generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the action and in order to effectuate the actions as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

On July 10, 2013, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our shareholders approve the Certificate of Amendment, and as of the same date the Company obtained by written consent of the holders of shares representing a majority of the voting power, to increase the number of the authorized shares of the Company.  The Company subsequently filed the Certificate of Amendment which became effective upon filing with the Secretary of State of Nevada on July 11, 2013. In accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, no corporate action (including, without limitation, the issuance of any capital stock that is part of the increase of Common Stock contemplated by the Certificate of Amendment) will be taken with request to the Certificate of Amendment, until at least 20 calendar days following the mailing of this Information Statement.

No consideration was paid for the consent of any consenting shareholder.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Except as otherwise described, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in connection with the action to increase of the number of authorized shares of the Company which is not shared by all other holders of the Company’s Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation, prior to the filing of the Certificate of Amendment on July 11, 2013, authorized the Company to issue 100,000,000 shares of Common Stock, $0.001 par value and 100,000,000 shares of Preferred Stock, $0.001 par value. As of the filing of the Certificate of Amendment on July 11, 2013, we are authorized to issue 500,000,000 shares of Common Stock. On the Record Date, we had 18,781,000 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The following description of our capital stock may not be complete and is subject to Nevada law and the actual terms and provisions contained in our articles of incorporation and bylaws, each as amended from time to time.

Common Stock

All outstanding Common Stock is fully paid and non-assessable. Subject to the rights of the holders of our outstanding preferred stock, if any, holders of Common Stock:

•

are entitled to any dividends or other distributions when and if declared by our board of directors out of funds legally available for such purpose;

•

will share ratably in our net assets in the event of a liquidation, dissolution or winding-up of our Company; and

•

are entitled to one vote per share of record on all matters to be voted upon by shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters.

The Common Stock has no conversion or redemption rights or features. Holders of Common Stock have no preemptive rights to purchase or to subscribe for any stock or other securities of ours, nor call rights related to those shares.

CHANGE IN CONTROL

On July 1, 2013, Terry Harris (the Company’s then President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer), Harris Brothers Management Inc., Timothy Barham, Allen Anderson and Gust Kepler (each a “Stockholder” and collectively, the “Stockholders”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Ruben Yakubov pursuant to which the Stockholders agreed to sell to Mr. Yakubov 15,978,000 shares of common stock of the Company, for a total purchase price of $197,500.

As a result of the Closing, Mr. Yakubov under the Purchase Agreement holds approximately 85% of the Company's outstanding capital stock resulting in a change of control of the Company.

Mr. Yakubov used his working capital to purchase the Shares.  There are no arrangements or understandings among the Company and Mr. Yukubov and any of their associates with respect to the election of directors or other nominees, and there are no arrangements, including any pledge by any person of the Company's securities of which may at a subsequent date result in a change in control of the Company.

Following the closing of the Purchase Agreement and resignation of Mr. Harris, the Company announced the appointment of Mr. Ruben Yakubov as President, Secretary, Treasurer, Principal Executive Officer, Principal Financial and Accounting Officer of the Company with the approval of the Board of Directors of the Company, effective as of July 1, 2013.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Increase of Authorized Capital Stock of the Company

Prior to the filing of the Certificate of Amendment on July 11, 2013, we were authorized to issue 100,000,000 shares of Common Stock. As of the filing of the Certificate of Amendment on July 11, 2013, we are currently authorized to issue 500,000,000 shares of Common Stock. The terms of the newly authorized shares of Common Stock are identical to those of the currently outstanding shares of Common Stock. The authorization of additional shares of Common Stock does not alter the current number of issued shares. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of any newly authorized shares of Common Stock, will reduce our current shareholders’ percentage ownership interest in the total outstanding shares of our Common Stock.  Depending upon the circumstances under which newly authorized shares of Common Stock are issued, our shareholders may experience a reduction in shareholders’ equity per share and voting power. The relative rights and limitations of the shares of Common Stock remain unchanged under the Certificate of Amendment.

Purpose for Increase and Effects of Increase in Authorized Capital Stock

The Certificate of Amendment increased the number of authorized shares of Common Stock to 500,000,000 in order to provide the Company with greater flexibility with respect to its capital structure for such purposes as additional equity financings and stock based acquisitions which may occur in the future. Subsequent to the increase, the Board of Directors can issue stock without the approval of the stockholders.

Having a substantial number of authorized but unissued shares of common stock that are not reserved for specific purposes will allow the Company the ability to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in the Company’s capitalization. The issuance of additional shares of common stock may, depending upon the circumstances under which these shares are issued, reduce stockholders’ equity per share and may reduce the percentage ownership of common stock by existing stockholders.

It is not the present intention of the board of directors to seek stockholder approval prior to any issuance of shares of common stock that would become authorized by the amendment unless otherwise required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the board of directors that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

When issued, the additional shares of common stock authorized by the amendment will have the same rights and privileges as the shares of common stock currently authorized and outstanding. Holders of common stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of common stock when additional shares are issued.

Notwithstanding the above disclosed risks and the dilution to our existing shareholders, we believe that the increase in our authorized capital was and is vital to our ability to effectively execute on our business plan and related strategies.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our Common Stock as of July 10, 2013 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned (1)	Percentage of Class (2)
Ruben Yakubov 88 Joseph Aaron Blvd., Thornhill Ontario, L4J6J1, Canada President, Secretary, Treasurer, Principal Executive Officer, Principal Financial, Accounting Officer	15,978,000	85.08%
All Current Officers and Directors as a group (1 person)	15,978,000	85.08%

(1) Title of Class of Stock is Common Stock.

(2) The percentage of Class is based on 18,781,000 shares of Common Stock issued and outstanding as of July 10, 2013.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and a copy of our Quarterly Report on Form 10-Q for the three months ended March 31, 2013, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

Dated: July 16, 2013

By order of the Board of Directors

By: /s/ Ruben Yakubov

Ruben Yakubov, President

Appendix A

Certificate of Amendment